LOAN AGREEMENT

LOAN IN THE EQUIVALENT AMOUNT OF

NOK 125,000,000.-

BETWEEN

TRICO SHIPPING AS

(as borrower)

and

DEN NORSKE BANK ASA

Nedship Bank N.V.

acting through its Norwegian branch

Nedship Bank (Nordic)

(as banks)

and

DEN NORSKE BANK ASA

(as Agent)

Wikborg, Rein & Co
Olav Kyrresgt. 11
5014 Bergen
Norway
Telefax 47 55 21 52 01
Telephone 47 55 21 52 00

INDEX
CLAUSE NO.	SUBJECT MATTER	PAGE NO.
1.	PURPOSE	5
	1.01. Purpose	5
	1.02. Nature of the Banks' obligations	3
2.	DEFINITIONS	6
3.	REPRESENTATIONS AND WARRANTIES	6
	3.01. Representation and warranties	11
	3.02. Corporate	11
	3.03. Powers and authority	11
	3.04. Authorisations	11
	3.05. No default - litigations	11
	3.06. Chaser	11
	3.07. River	12
4.	CONDITIONS PRECEDENT	12
	4.01. Documentary conditions precedent	12
5.	DRAWDOWN AND CURRENCY CONVERSION	12
	5.01. Drawdown Notice	12
	5.02. Representation and warranty	13
	5.03. Commitment Period	13
	5.04. Drawdown in Optional Currencies	13
	5.05. Optional Currencies not available	13
	5.06. Non request for Optional Currencies	13
	5.07. Determination of the NOK Amount of the Loan on Repayment Dates	13
	5.08. NOK Amount exceeds Original NOK Amount (as reduced)	13
	5.09. NOK Amount less than Original NOK Amount (as reduced)	14
	5.10. Payment of interest in Optional Currencies	14
	5.11. Disbursement through the Agent	14
6.	INTEREST	14
	6.01. Interest periods	14
	6.02. Interest payments	14
	6.03. Default interest	14
	6.04. Interest Periods in connection with instalments	15
	6.05. Six-monthly payments	15
	6.06. Absence of selection	15
	6.07. Calculation	15
7.	REPAYMENT	15
	7.01. Repayment of the Loan	15
	7.02. Non Banking Day	16
	7.03. Repayment due to change in shareholding in the Guarantor	16
8.	PREPAYMENT	16
	8.01. Prepayments	16
	8.02. Inverse order	16
	8.03. No redraw	16
9.	PAYMENTS	16
	9.01. Payments in full	16
	9.02. Place/account	17
	9.03. Grossing-up	17
	9.04. Banks right to set-off	17
10.	SECURITY	17
	10.01. Security	17
	10.02. Security for interest and/or currency management products	18
11.	CHANGES IN CIRCUMSTANCES	18
	11.01. Illegality	18
	11.02. Increased costs	18
	11.03. Non-availability	18
	11.04. Market disruption	18
	11.05. Force majeure	19
12.	COVENANTS	19
	12.01. Duration	19
	12.02. Notification of default	19
	12.03. Authorisation	19
	12.04. Financial information	19
	12.05. Insurances	20
	12.06. Class	20
	12.07. Valuation	21
	12.08. Sale	21
	12.09. Management	21
	12.10. Flag	21
	12.11. ISM Code	21
	12.12. Loans	22
	12.13. Sale of shares	22
	12.14. Negative pledge	22
	12.15. Intercompany chartering	22
	12.16 Compliance Certificate	23
13.	EVENTS OF DEFAULT	23
	13.01. Events of Default	23
	13.02. Non-payment	23
	13.03. Misrepresentation	23
	13.04. Breach of obligations	23
	13.05. Cross-default	23
	13.06. Material adverse change	23
	13.07. Admittance of non-payment	24
	13.08. Insolvency	24
	13.09. Mutatis mutandis for the Guarantor	24
	13.10. Events in Security Documents	24
	13.11 Guarantor's declaration	24
	13.12. Total loss	24
	13.12. Liens	24
	13.13. Market value ratio	24
	13.14. Permits	24
	13.15. Mergers - demergers	25
	13.16. The Guarantor's Value Adjusted Equity	25
	13.17. The Guarantor's working capital	25
	13.18. The Guarantor's free liquidity	25
	13.19 Non repayment pursuant to Clause 7.03	25
	13.20 Demand under guarantees issued for Trico	25
	13.21. Accelerations	25
14.	INDEMNITIES	26
	14.01. Indemnities	26
15.	THE AGENT AND THE BANKS	26
	15.01. Appointment and duties of the Agent	26
	15.02. Change in loan documentation	26
	15.03. Responsibility	27
	15.04. Approval and appraisal	27
	15.05. Information	27
	15.06. Default	27
	15.07. Reimbursement	28
	15.08. Exoneration	28
	15.09. Agent relationship	28
	15.10. Set-off	28
16.	REDISTRIBUTION OF PAYMENTS	28
	16.01. Redistribution of payments	28
17.	FEES AND EXPENSES	29
	17.01. Flat fee	29
	17.02. Agent fee	29
	17.03. Costs and expenses	29
18.	AMENDMENTS AND WAIVERS	29
	18.01. Procedure	29
	18.02. Waivers	29
19.	MISCELLANEOUS	29
	19.01. Partial illegality	29
	19.02. Security Documents	30
	19.03. Inconsistency	30
20.	ASSIGNMENTS	30
	20.01. Banks' assignment	30
	20.02. Borrower's assignment	30
21.	LAW AND JURISDICTION	30
	21.01. Law	30
	21.02. Jurisdiction	30
22.	NOTICES	30
	22.01. Notices	30
SCHEDULES

1 FORM OF DRAWDOWN NOTICE

2 FORM OF RENEWAL NOTICE

3 CONDITION PRECEDENT DOCUMENTS

4 LIST OF BANKS AND COMMITMENTS

5 NEGATIVE PLEDGE VESSELS

6 FORM OF COMPLIANCE CERTIFICATE

This Loan Agreement is made the 18 April 2000.

BETWEEN

1) TRICO SHIPPING AS
(organisation no 976 854 020)
P.O. Box 85
6090 Fosnavag
Telephone No. +
Telefax No. +
(hereinafter called the "Borrower")

2) THE BANKS AND FINANCIAL INSTITUTIONS
which names and addresses are listed in Schedule 4 hereto, and

3) DEN NORSKE BANK ASA
P.O.Box 7100
5020 Bergen
Norway
Telephone No. +4755 21 10 00
Telefax No. +4755 21 19 24
(as "Agent")

1. PURPOSE

1.01. Purpose

This Agreement sets out the terms and conditions upon and subject to which each Bank will make available to the Borrower a secured loan facility up to the aggregate maximum principal amount, not exceeding its commitment as specified in Schedule 4 hereto for the purpose of assisting the Borrower in financing share capital repayment.

1.02. Nature of the Banks' obligations

The obligations of each Bank under this Agreement are several. Failure of a Bank to carry out its obligations hereunder shall not relieve any other Bank, the Agent or the Borrower or any of its respective obligations hereunder. No Bank shall be responsible for the obligations of any other Bank or the Agent hereunder.

NOW IT IS HEREBY AGREED AS FOLLOWS:

2. DEFINITIONS

In this Agreement, including the Recitals the following words and expressions shall have the meaning set opposite them below:

"Agreement" this agreement entered into between the Borrower, the Banks and the Agent in respect of the Loan.

"Assignments of Insurances" assignment to be executed by the Borrower in favour of the Agent on behalf of the Banks whereby all benefits from the Vessels insurances are assigned to the Agent on behalf of the Banks, in the terms and form as the Agent on behalf of the Banks may require.

"Bank" pursuant to the definitions of Banks below, each of the banks and financial institutions whose names and addresses appear in Schedule 4 hereto.

"Banking Day" a day upon which banks are open for the transaction of business of the nature required by this Agreement.

"Banks" the Banks and financial institutions whose names and addresses appear in Schedule 4 (including any other branch through which any such bank or financial institution may be acting from time to time) or their successors and any other bank or financial institution to which any one of them may assign some or all of its rights or obligations under this Agreement pursuant to Clause 20.01.

"Chaser" the M/V "Northern Chaser" of 2,783 dwt built 1991 registered in the Borrower's name in the British ship registry with call signal MFFN 6.

"Chaser Deed of Covenants" a deed of covenants collateral to the Chaser Mortgage, entered or to be entered into between the Borrower the Agent on behalf of the Banks, in such form and substance as the Agent on behalf of the Banks may require.

"Chaser Mortgage" a first priority mortgage to be executed by the Borrower on the Chaser in the amount of NOK 156,250,000.-in favour of the Agent on behalf of the Banks, in such form and substance as the Agent on behalf of the Banks may require.

"Commitment" the amount set opposite each of the Banks in Schedule 4 hereto.

"Commitment Period" the period commencing at 7 April 2000and expiring the 30 April 2000, or such later date as all the Banks in their sole discretion may agree.

"Contribution" means as to each of the Banks, the principal sum (not exceeding the amounts specified against the name of such Bank in Schedule 4) which such Bank is obliged to contribute to the Loan or (as the context requires) the portion of such principal sum advanced by the relevant Bank and outstanding at any relevant time.

"Declaration of Pledge" a statement to be executed by the Borrower in favour of the Agent on behalf of the Banks in respect of the Mortgages, in the terms and form as the Agent on behalf of the Banks may require.

"Drawdown Date" the date on which the Loan is advanced to the Borrower in accordance with Clause 5 of this Agreement.

"Drawdown Notice" a notice in the terms and form as set out in Schedule 1 hereto.

"Equivalent Amount" at any date specified herein the equivalent amount in the relevant Optional Currency of an amount in NOK or vice versa as converted at the Exchange Rate.

"EUR" the legal currency at any relevant time hereunder within the European Monetary Union (EMU).

"Euribor" Euro Interbank Offered Rate - the rate at which EUR interbank term deposists within the Euro zone are offered by one prime bank to another prime bank and which presently appears at the Reuters screen page EURIBOR01, at 11h00 Central European Time two (2) Banking Days before the beginning of the Interest Period.

"Exchange Rate" the exchange rate between NOK and the relevant Optional Currency to be ruling in the London Foreign Exchange Marked at 11 a.m. (London time) on two (2) Banking Days prior to the relevant date.

"Event of Default" any of the events or circumstances described in Clause 13.

"Facility Agreement" the reducing revolving credit facility dated 28 June 1998 between Nedship Bank NV (acting through its Norwegian branch Nedship Bank (Nordic)), Den norske Bank ASA, Unibank AS and the Borrower in the original amount of NOK 650,000,000.

"GBP" the legal currency at any relevant time hereunder of the United Kingdom.

"Guarantee" an unconditionally and irrevocably guarantee to be executed by the Guarantor in favour of the Agent on behalf of the Banks as security for the Borrower's obligations under this Agreement, in the terms and form as the Agent on behalf of the Banks may require.

"Guarantor" Trico Supply ASA (organisation no. 976 853 938), Radhusgaten 4, P.O.Box 85, 6090 Fosnavag, Norway.

"Guarantor's Declaration" a declaration executed by the Guarantor in favour of the Agent on behalf of the Banks whereby the Guarantor undertakes that (i) all loans granted or to be granted by the Guarantor or associated companies to the Borrower shall, after an Event of Default has occurred, in all respect be subordinated to the Loan until such default is cured or remedied, (ii) it will not merge or consolidate with any other entity without the prior written consent of the Banks (iii) the Guarantor will not pay any dividends or other payments to its shareholders if the Guarantor is in breach of any covenants and (iv) maintain the Borrower as a wholly owned subsidiary.

"Interest Payment Date" the last Banking Day of each Interest Period.

"Interest Period" each successive period of (i) one (1) (limited to three times a year without consent from the Banks, such consent not to be unreasonable withheld), three (3) or six (6) months, or (ii) such other period as may be requested by the Borrower and agreed by the Banks (subject to availability of such funds to the Banks), provided that if an Interest Period would end on a day which is not a Banking Day, it shall end on the following Banking Day, unless such day falls in the next calendar month, in which case the Interest Period shall end on the preceding Banking Day.

"Libor" for each Interest Period the rate of interest on Optional Currency(ies)-deposits (other than NOK and EUR) which is offered between prime banks in the London Interbank Eurocurrency Market at 11 a.m. London time presently quoted on Telerate page 3750 two (2) Banking Days before the beginning of each Interest Period.

"Loan" an amount not exceeding NOK 125,000,000.- or the Equivalent Amount of NOK 125,000,000.- to be lent by the Banks to the Borrower or the balance thereof outstanding at any relevant time hereunder.

"Loan Period" the period commencing on the Drawdown Date and ending on the day the Loan and all amounts outstanding under this Agreement and the Security Documents have been repaid in full to the Banks.

"Manager" Trico Supply AS or Trico

"Management Agreements" management agreement between the Manager and the Borrower dated 1998.

"Margin" onepointten per cent (1,10%) per annum.

"Mortgages" the Chaser Mortgage and the River Mortgage.

"Negative Pledge Vessels" the vessels as specified in Schedule 5 hereto.

"NIBOR" for each Interest Period the rate determined by the Banks two (2) Banking Days before the beginning of that Interest Period being the annual rate of interest for NOK offered to the Banks through the Interbank Swap Market as appearing on the Reuter Screen Page NIBR at 12 noon Norwegian time, for a period equal to that Interest Period and in an amount equal to the outstanding amount of the Loan at the beginning of that Interest Period.

"NOK" the legal currency at any relevant time hereunder of the Kingdom of Norway.

"NOK Amount" the amount in NOK which will result from the conversion on a particular date of the Loan or any part thereof (as relevant) denominated in an Optional Currency into NOK, calculated at the Exchange Rate.

"Optional Currency" GBP, USD, EUR and/or other currencies to be agreed subject to availability to the Banks in the London Interbank Eurocurrency Market.

"Original NOK Amount" NOK 125,000,000.-.

"Renewal Notice" a notice in the terms and form as set out in Schedule 2 hereto.

"Repayment Date" any date on which an instalment is payable pursuant to Clause 7 of this Agreement.

"River" the M/V "Northern River" of 4,400 dwt built 1998 registered in the Borrower's name in the Norwegian Ordinary Ship Register with call signalLJBY.

"River Mortgage" a first priority mortgage to be executed by the Borrower on the River in the amount of NOK 156,250,000.- in favour of the Agent on behalf of the Banks, in such form and substance as the Agent on behalf of the Banks may require.

"Security Documents" the Mortgages, the Chaser Deed of Covenants, the Declaration of Pledge, the Guarantee and the Assignment of Insurances.

"Total Loss" (i) actual or constructive or compromised or arranged total loss of any of the Vessels; or (ii) requisition for title or other compulsory acquisition of any of the Vessels (otherwise than by requisition for hire); or (iii) capture, seizure, arrest, detention or confiscation of any of the Vessels by any government unless such Vessel is released and restored to the Borrower from such capture, seizure, arrest, detention or confiscation within one (1) month after the occurrence thereof.

"Trico" Trico Marine Services Inc.

"USD, $ and Dollars" the legal currency at any relevant time hereunder of the United States of America.

"Value Adjusted Equity" Value Adjusted Total Assets less total debt outstanding. Newbuilding contracts and liabilities and financial leases and bareboat arrangements are to be included in the calculation.

"Value Adjusted Total Assets" the market value of all assets owned or leased. Vessels to be valuated pursuant to Clause 12.07.

"Vessels" Chaser and River.

3. REPRESENTATIONS AND WARRANTIES

3.01. Representation and warranties

The Borrower makes the representations and warranties set out in this Clause 3 to the Agent and each Bank.

3.02. Corporate

a) The Borrower is a duly constituted and properly incorporated company with limited liability under Norwegian law, and with a share capital of NOK 590,239,000.- and is wholly owned by the Guarantor.

b) The Guarantor is a duly constituted and properly incorporated company with limited liability under Norwegian law, and with a share capital of NOK 123,031,320.- and is owned 100% of Trico, through its wholly owned subsidiary Trico Marine International Holdings B.V.

3.03. Powers and authority

All corporate actions required on the part of the Borrower and its respective directors and officers have been taken in order to authorise this Agreement and the Security Documents and the execution and performance thereof in accordance with the laws of Norway and with its own constitution, and this Agreement and the Security Documents have been validly executed, and are binding upon the Borrower and enforceable against it in accordance with its terms.

3.04. Authorisations

All approvals required from any government, tax, monetary or other authority to enable the Borrower to make this Agreement and to borrow and repay the Loan and to pay interest thereon without deduction or withholding of any taxes or other money have been obtained and are in full force and effect.

3.05. No default - litigations

The making, execution and delivery of this Agreement and the Security Documents and the performance thereunder will not infringe any other agreement to which the Borrower is a party nor is it a subject of any actual, pending or threatened legal proceedings either of which has or may have a material adverse effect on its financial condition.

3.06. Chaser

Chaser will, upon the Drawdown Date, be:

(i) in the absolute and (save as the Chaser Mortgage) unencumbered ownership of the Borrower.

(ii) registered in the name of the Borrower in the British Ship Register.

(iii) operationally seaworthy and in every way fit for service and classed with the highest class of Det Norske Veritas or equivalent classification society acceptable to the Banks.

(iv) free of all requirements and overdue recommendations of said classification society.

(v) insured in accordance with the provisions of Clause 12.05 of this Agreement.

3.07. River

River will, upon the Drawdown Date, be:

(i) in the absolute and (save as the River Mortgage) unencumbered ownership of the Borrower.

(ii) registered in the name of the Borrower in the Norwegian Ordinary Ship Register.

(iii) operationally seaworthy and in every way fit for service and classed with the highest class of Det Norske Veritas or equivalent classification society acceptable to the Banks.

(iv) free of all requirements and overdue recommendations of said classification society.

(v) insured in accordance with the provisions of Clause 12.05 of this Agreement.

4. CONDITIONS PRECEDENT

4.01. Documentary conditions precedent

The several obligation of each Bank to make their respective Contribution of the Loan available hereunder shall be subject to the condition that the Agent on behalf of the Banks has received the documents and evidence set out in Schedule 3 in a form satisfactory to the Agent and its legal advisors.

5. DRAWDOWN AND CURRENCY CONVERSION

5.01. Drawdown Notice

Subject to Clause 4 above and that no Event of Default has occurred, the Borrower will draw down the Loan in one amount being within the Commitment Period by serving to the Agent on behalf of the Banks; the Drawdown Notice at 10.00 a.m. (Norwegian time) not less than three (3) Banking Days prior to the Drawdown Date which, once received by the Agent, shall be irrevocable.

5.02. Representation and warranty

The Drawdown Notice shall constitute a representation and warranty to the effect that, on the date of that notice, the representations and warranties in Clause 3 remain true and correct, that the conditions specified in Clause 4 have been fully performed and that no Event of Default has occurred.

5.03. Commitment Period

To the extent the Loan has not been drawn within the Commitment Period, the Banks commitment to advance the Loan shall terminate and the Loan shall not be available for drawing.

5.04. Drawdown in Optional Currencies

The Borrower may, by giving written notice to the Agent on behalf of the Banks not less than four (4) Banking Days before the Interest Payment Date, request that The Loan is made available in an Optional Currencies.

5.05. Optional Currencies not available

If the requested Optional Currency is not (as determined by the Banks) readily available in respect of the amount and/or the Interest Period chosen by the Borrower, the Agent on behalf of the Banks shall promptly inform the Borrower of such nonavailability, and unless the Borrower and the Banks shall agree on another available Optional Currency, the Loan shall be denominated in NOK.

5.06. Non request for Optional Currencies

If no request for an Optional Currency is made by the Borrower, then the Loan shall be denominated in NOK.

5.07. Determination of the NOK Amount of the Loan on Repayment Dates

Whenever the Loan or part thereof is denominated in Optional Currency(ies) the NOK Amount of the Loan shall be determined on the relevant Repayment Date.

5.08. NOK Amount exceeds Original NOK Amount (as reduced)

If the NOK Amount of the Loan on a Repayment Date exceeds the Original NOK Amount, reduced by any repayments and/or prepayments made prior to, or to be made on such day, the difference shall be paid by the Borrower to the Bank in the relevant Optional Currency(ies) on the relevant Repayment Date.

5.09. NOK Amount less than Original NOK Amount (as reduced)

If the NOK Amount of the Loan on a Repayment Date is less than the Original NOK Amount, reduced by any repayments and/or prepayments made prior to, or to be made on such day,, the difference may not be used as reduction on instalments falling due and shall not be advanced to the Borrower by the Banks, provided however that if there is any difference when the last instalment is due the difference will be applied against payment of the balloon.

5.10. Payment of interest in Optional Currencies

Whenever the Loan is denominated in an Optional Currency, interest accruing thereon shall be paid in that Optional Currency.

5.11. Disbursement through the Agent

Forthwith upon receipt by the Agent of a duly completed Drawdown Notice in respect of the Loan, the Agent shall give notice thereof to each Bank, and each Bank hereby undertakes, subject to the terms of this Agreement to make available through the Agent to the Borrower on the date specified in such notice their respective Contributions.

The Contribution shall be made available to the Borrower through the Agent in funds which are for same day settlement.

6. INTEREST

6.01. Interest periods

The Borrower may, by serving the Renewal Notice hereto to the Agent on behalf of the Banks not later than 10 a.m. (Norwegian time) three (3) Banking Days before the beginning of each Interest Period, specify the duration of the commencing Interest Period (not being the first Interest Period, which is being selected in the Drawdown Notice).

6.02. Interest payments

On each Interest Payment Date the Borrower shall pay to the Agent on behalf of the Banks interest for the Advance for that Interest Period at the rate determined by the Agent after consultation with the Banks as being the aggregate of (i) the Margin and (ii) Libor (in respect of USD and GBP) and/or Nibor (in respect of NOK) and/or Euribor (in respect of EUR) for such Interest Period.

6.03. Default interest

In the event of the Borrower not making payment on the due date of any sums due under this Agreement, the Borrower shall pay interest on such sums from the due date of such default up to the date of actual payment at a rate to be determined by the Banks to be the aggregate of two (2) percent per annum and the Margin above the documented costs to the Banks in financing such sums for such periods as the Banks shall determine. Such interest to be payable promptly on demand.

6.04. Interest Periods in connection with instalments

The Borrower shall for an amount equivalent to a relevant forthcoming instalment pursuant to Clause 7 of this Agreement, select an Interest Period which expires on the relevant Repayment Date, for such amount and for this purpose alone the Borrower shall be entitled to select Interest Periods of different lengths in relation to the Loan.

6.05. Six-monthly payments

If the Borrower selects an Interest Period of more than six (6) months, interest accruing during such period, shall be paid every six months in arrears and at the Interest Payment Date.

6.06. Absence of selection

If the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of Clause 6.01, the Interest Period shall have a duration of six (6) months.

6.07. Calculation

All interest shall be calculated on the actual number of days elapsed and on the basis of a 360-day year.

7. REPAYMENT

7.01. Repayment of the Loan

Without prejudice to the Banks' rights pursuant to Clause 13 of this Agreement, the Loan shall be repaid as follows:

Instalment	Repayment Dates	Amount in NOK or Equivalent Amount in Optional Currencies
1	28 June 2001	12,500,000.-
2	28 December 2001	12,500,000.-
3	28 June 2002	12,500,000.-
4	28 December 2001	12,500,000.-
5	28 June 2003	12,500,000.-
6 (Balloon)	28 June 2003	62,500,000.-

7.02. Non Banking Day

If payment of an instalment pursuant to Clause 7.01 is going to be made on a day which is not at Banking Day, payment of such instalment shall be made on the following Banking Day, unless such day falls in the next calendar month in which case the payment of such instalment shall be made on the preceding Banking Day.

7.03. Repayment due to change in shareholding in the Guarantor

The Banks shall have the right to demand the Loan to be repaid in full in one (1) amount if any shareholder in the Guarantor other than Trico. including subsidiaries owns and/or controls fifty per cent (50%) or more of the voting shares in the Guarantor. Repayment to be made at the latest six (6) months after such demand has been made by the Banks.

8. PREPAYMENT

8.01. Prepayments

The Borrower shall be entitled to prepay the Loan without penalty in whole or in part on the last day of any Interest Period, by giving the Agent on behalf of the Banks (unless otherwise approved by the Banks) not less than four (4) Banking Days irrevocable notice prior to the end of the relevant Interest Period, provided that any amount prepaid being NOK 5,000,000.- or a multiple thereof.

8.02. Inverse order

Any amount prepaid pursuant to Clause 8.0l shall be applied as payment of the instalment in inverse order of maturity.

8.03. No redraw

No amount prepaid pursuant to Clause 8.01 may not be drawn again.

9. PAYMENTS

9.01. Payments in full

All payments to be made by the Borrower under this Agreement or the Security Documents shall be made to the Agent on behalf of the Banks in full, without any set-off or counterclaim whatsoever and, subject as provided in Clause 9.03, free and clear of any deductions or withholdings.

9.02. Place/account

Payment shall be made to such account and bank as the Agent on behalf of the Banks may from time to time advise to the Borrower.

9.03. Grossing-up

If the Borrower at any time are required by law, regulation or regulatory requirement to deduct or withhold any taxes or other amounts from any payments under this Agreement to any of the Banks and/or the Security Documents, then the gross amount payable by the Borrower shall be increased by such amount as will after such deductions or withholdings be equal to the actual amount which would have been received if no such deductions or withholdings were required, and the Borrower shall indemnify the Banks against any losses or costs incurred by the Banks by reason of any failure by the Borrower to compensate for any such deduction or withholding.

9.04. Banks right to set-off

Following the occurrence of an Event of Default, the Agent (acting on its own behalf and on behalf of the Banks) and each of the Banks individually (acting on its own behalf and on behalf of the Agent and the other Banks) shall to the extent permitted by relevant law, have a separate right of set-off in respect of any credit balance, in any currency, on any account the Borrower might have with the Agent and each of the Banks individually (branches included) against any sum due to the Agent and the Banks hereunder.

10. SECURITY

10.01. Security

The Loan together with all unpaid interest, default interest, commissions, charges, expenses and any derived liability whatsoever of the Borrower towards the Banks in connection therewith shall be secured by:

(i) the Mortgages, and

(ii) the Chaser Deed of Covenants, and

(iii) the Declaration of Pledge, and

(iv) the Assignments of Insurances, and

(v) the Guarantee.

10.02. Security for interest and/or currency management products

The Security Documents shall also secure the Borrower's liabilities and obligations in respect of any interest products related to the Loan the Borrower may enter into with the Agent provided however that the security for such liabilities and obligations in all respect shall be subordinated to the security for the Loan.

11. CHANGES IN CIRCUMSTANCES

11.01. Illegality

If it becomes illegal under any law applying to the Banks or any of them to make or maintain the Loan, then the Banks' commitment to make available their Contribution will end, and if any amount has been advanced, the Borrower shall repay the Loan (or the amount outstanding) on the last day of the then current Interest Period. Under such circumstances the Agent in co-operation with the relevant Bank or Banks shall endeavour to fund the Loan from other legal sources.

11.02. Increased costs

If, as a result of any change in any applicable law or of any directive of any central bank or monetary authority (whether or not having the force of law), the cost to any of the Banks of making or maintaining the Loan is increased, then the Borrower shall pay to the Agent on behalf of such Bank and/or Banks on receipt of their written notice specifying the change and the increased cost incurred by the Bank and/or Banks the amount of any Contribution the Loan and the amount such increased cost. In such event, the Borrower may repay such Bank's and/or Banks' Contribution (or any amount outstanding) on the last day of the then current Interest Period by paying such Bank's and/or Banks' Contribution and the amount of any increased costs and all interest accrued to that day.

11.03. Non-availability

If Optional Currencies and/or NOK will not be available to the Banks in the London Interbank Market and/or the Interbank Swap Market (for NOK) for a relevant Interest Period, then the Banks and the Borrower shall agree on an alternative interest rate and an alternative Interest Period to be substituted for those which would otherwise have applied under this Agreement, and any such interest rate or Interest Period agreed within thirty (30) days from the end of the last preceding Interest Period or Drawdown Date (as applicable) shall be retroactive to such end of the last preceding Interest Period or Drawdown Date. If no agreement is reached within thirty (30) days then the Borrower will repay the Loan on the thirtieth day together with such amount as shall be certified by the Banks as being the cost to the Banks' of funding the Loan during those thirty (30) days plus the Margin.

11.04. Market disruption

If the Banks by reason of circumstances affecting the London Interbank Eurocurrency Market and/or the Interbank Swap Market is unable to obtain Optional Currencies in the London Interbank Eurocurrency Market and/or NOK in the Interbank Swap Market and accordingly is not able to continue the Loan, the Agent on behalf of the Banks shall give notice of such determination to the Borrower, requiring the Borrower to repay to the Agent on behalf of the Banks the Loan on the last day of the then current Interest Period and all sums due by the Borrower to the Agent on behalf of the Banks pursuant to this Agreement and the Security Documents.

11.05. Force majeure

The Banks shall not be liable for any failure to perform the whole or any part of this Agreement resulting directly or indirectly from action or inaction or purported action of any government or governmental or local authority, or any strike, lockout, boycott and blockade effected by, or upon the Banks or its employees.

12. COVENANTS

12.01. Duration

The Borrower agrees that the covenants in this Clause 12 remains in full force and effect until the full and final payment of all indebtedness owing under or secured by this Agreement and the Security Documents.

12.02. Notification of default

The Borrower will give prompt written notice to the Agent on behalf of the Banks of the following:

(i) any Events of Default or any event which with the lapse of time will constitute an Event of Default under the terms of this Agreement and the Security Documents forthwith upon becoming aware thereof.

(ii) any occurrence of which it becomes aware which might adversely affect its ability to perform its obligations under this Agreement and the Security Documents.

12.03. Authorisation

The Borrower will maintain in full force and effect all government, tax, monetary and other approvals required to enable each of the Borrower to maintain its corporate status, to continue to carry on its business and affairs and to repay the Loan and to pay interest thereon without deductions or withholdings of any taxes or other moneys.

12.04. Financial information

The Borrower will furnish the Agent on behalf of the Banks with the following:

(i) within 120 days after the close of each financial year, two copies confirmed by its auditor (who shall be a government approved auditor ("Statsautorisert Revisor")) of the audited balance sheets of the Borrower and the Guarantor as of the close of each financial year and audited statement(s) of profit and loss and surplus of the Borrower and the Guarantor.

(ii) yearly cash flow projections specifying major assumptions for the Borrower.

(iii) periodical (at least semi-annual) unaudited profit- and loss account within 60 days after expiry of each relevant period.

(iv) such financial and other information concerning the Borrower and the Guarantor and their respective affairs and operations as the Banks may from time to time reasonably require.

12.05. Insurances

The Borrower will,

a) if not otherwise agreed with the Banks, insure and keep the Vessels satisfactorily insured in the reasonable opinion of the Banks at the Borrower's expense against

(i) Hull & Machinery Hull Interest, Freight Interest and other usual marine risks

(ii) war risks

(iii) full protection and indemnity risks

the insurance specified in (i) and (ii) above shall in aggregate be for at least onehundredandtwenty (120) percent of the Loan, provided however that the Vessels shall be insured for the market value and that the Hull & Machinery insurance of the Vessels shall be at least equal to the Loan.

b) not employ any of the Vessels or cause any of the Vessels to be employed otherwise than in conformity with the terms of the instruments of insurance aforesaid (including any warranties expressed or implied therein) without first obtaining the consent to such employment of the insurers and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

c) if the Vessels or any of them are being insured for all or any of the insurances specified in Clause 12.05 a) otherwise than in conformity with the Norwegian Marine Insurance Plan of 1996, enter into an assignment with the Banks, by which all the insurance proceeds in respect of the Vessels are assigned to the Banks, and to advise the Banks in writing about the intention to enter into such insurance agreement thirty (30) Banking Days before the expiry of the current insurance arrangement.

12.06. Class

a) The Borrower will maintain each of the Vessels classed as described in Clause 3.06 (iii).

b) The Borrower will not change classification society of any of the Vessels without the prior written consent of the Agent on behalf of the Banks.

12.07. Valuation

The Borrower will cause the Vessels to be valuated (charterfree) by two (2) independent recognised supply vessel shipbrokers acceptable to the Agent on behalf of the Banks once a year or upon the reasonable request of the Agent on behalf of the Banks, however maximum twice a year, and furnish the Agent on behalf of the Banks with such valuation, - all expenses and cost in respect of the valuation(s) to be for the account of the Borrower. In addition the Banks shall at any time during the Loan Period have the right, for their own account, to require separate valuation from recognised shipbrokers.

12.08. Sale

a) If one of the Vessels is sold or declared a Total Loss or in the process of being sold the Borrower will immediately inform the Agent about such sale. The Borrower will if requested by the Agent on behalf of the Banks present fresh valuations pursuant to Clause 12.07 of the Vessels. The Borrower will prepay the Loan in connection with such sale with a percentage equal to the market value of the Vessel being sold divided with the market value for the Vessels as provided for herein.

b) If one of the Vessels is sold pursuant to Clause 12.08 above, the Borrower will not sell the remaining Vessel without the prior written consent of the Banks.

12.09. Management

The Borrower will not make any changes in the Management Agreement or enter into any other agreements concerning management and/or operation of any of the Vessels with companies outside "Trico-group" without the prior written consent of the Banks.

12.10. Flag

The Borrower will not change flag or ship registry of any of the Vessels or allow any of the Vessels to be dually registered without the prior written consent of the Banks.

12.11. ISM Code

a) The Borrower will comply, and/or procure that the Manager (or any manager) of the Vessels will comply, with the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organisation (as the same may be amended from time to time "the ISM Code") or any replacement of the ISM Code and, without prejudice to the generality of the foregoing, at all times -

(i) hold, or procure that the Manager (or any manager) of the Vessels holds, a valid Document of Compliance duly issued to the Borrower or any manager (as the case may be) pursuant to the ISM Code;

(ii) provide the Agent on behalf of the Banks with copies of any such Document of Compliance and Safety Management Certificate as soon as the same are issued;

(iii) keep, or procure that there is kept, on board the Vessels a copy of any such Document of Compliance and the original of any such Safety Management Certificate; and

(iv) inform the Agent on behalf of the Banks immediately should the Document of compliance and/or Safety Management Certificate be cancelled, rescinded, suspended or amended in any material way.

b) comply with the requirements of the IMO International Safety Management Code and to hold a valid Document of Compliance and ensure that the Vessels are in possession of a valid Safety Management Certificate.

12.12. Loans

a) not obtain any loans from the Trico and/or subsidiaries of Trico (hereunder but not limited to the Guarantor) unless such loan(s) are subordinated to the Loan.

b) not make any payments on loans granted by companies in the same company-group as the Borrower after an Event of Default is threatening or has occurred.

12.13. Sale of shares

The Borrower will not consent to any transfer of shares without the prior written consent of the Banks.

12.14. Negative pledge

The Borrower will

a) not further mortgage any of the Vessels, except only for second priority mortgages on the Vessels to secure the Facility Agreement without an acceptable co-ordination agreement with the Banks.

b) not mortgage or encumber the Negative Pledge Vessels for an amount exceeding NOK 50,000,000.- in aggregate however, if the Facility Agreement is prepaid in whole (and not refinanced) this negative pledge clause will be deleted.

12.15. Intercompany chartering

Procure that all agreements regarding sale of vessels and/or charter arrangements to Trico including subsidiaries will be made on market terms.

12.16 Compliance Certificate

The Borrower will send to the Agent the Compliance Certificate (in form of Schedule 6 hereto) duly completed with necessary information twice a year within the end of January and July each year.

13. EVENTS OF DEFAULT

13.01. Events of Default

Each of the events set out in Clause 13.02 to 13.21 (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower or any other person).

13.02. Non-payment

The Borrower fails to pay any sum which shall become due hereunder and such default shall continue for a period of three (3) Banking Days or more without remedy.

13.03. Misrepresentation

Any representation or warranty made by the Borrower, or any information or documents delivered by the Borrower to the Banks, shall be shown to have been wrong or misleading in a material respect when made or given or would if given or made at any time after the date of this Agreement by reference to the fact subsisting at the time be incorrect or untrue in any material respect.

13.04. Breach of obligations

The Borrower fails (in the reasonable opinion of the Banks) to perform any obligation (including without limitation Clause 12 in this Agreement) in whole or in part contained in this Agreement and/or the Security Documents which it is not capable of remedy or, if remediable, has not been remedied within fifteen (15) Banking Days after notice from the Agent on behalf of the Banks.

13.05. Cross-default

An event occurs which constitutes or with the passing of time or the giving of notice or both, would constitute an event of default under any other agreement entered into by the Borrower and whose breach would in the reasonably opinion of the Banks- have a material effect on the financial condition of the Borrower or any of them.

13.06. Material adverse change

A material adverse change (in the reasonable opinion of the Banks) occurs with respect to the financial condition of the Borrower.

13.07. Admittance of non-payment

The Borrower suspends payments of their debts or are unable to or admit their inability to pay their debts as they fall due.

13.08. Insolvency

The Borrower proposes or enters into a composition or other arrangement for the benefit of their creditors generally (Akkord og gjeldsforhandling) or are found bankrupt or insolvent (konkurs) or any order is made by any competent court or resolution passed by the Borrower for the winding up or dissolution of the Borrower.

13.09. Mutatis mutandis for the Guarantor

Any of the events or circumstances referred to in Clause 13.05, 13.06, 13.07 and/or 13.08 applied mutatis mutandis occurs or arises in respect of the Guarantor and these events or circumstances are not remedied within 30 days by replacement acceptable to the Banks.

13.10. Events in Security Documents

Any of the events of default specified in any of the Security Documents arise or occur.

13.11 Guarantor's declaration

The Guarantor is in default under the Guarantor's Declaration.

13.12. Total loss

Any of the Vessels becomes a total loss or a constructive or agreed total loss.

13.12. Liens

Any of the Vessels is captured, seizured, arrested, detended or confiscated unless such Vessel is released within thirty (30) days after such occurrence.

13.13. Market value ratio

The aggregate market value (charterfree) of the Vessels valuated in accordance with Clause 12.07 at any time during the Loan Period is less than onehundredandthirtyfive per cent (135%) of the aggregate of the Loan provided however that the Borrower under such circumstances shall be entitled to grant additional securities acceptable to the Banks.

13.14. Permits

Any licence, consent, permission or approval required in order to enforce, complete or perform this Agreement and/or the Security Documents is revoked, terminated or modified in a manner reasonable unacceptable to the Agent.

13.15. Mergers - demergers

The Borrower effects any demerger or merger without the prior written consent of the Agent on behalf of the Banks.

13.16. The Guarantor's Value Adjusted Equity

The Guarantor on a consolidated basis has Value Adjusted Equity of less than twentyfive per cent (25%) of the Value Adjusted Assets.

13.17. The Guarantor's working capital

The Guarantor on a consolidated basis has a negative working capital (current assets less current liabilities (next years instalments on long term debt is not to be included in the short term liabilities)).

13.18. The Guarantor's free liquidity

The Guarantor on a consolidated basis has a free liquidity available to the Guarantor (including undrawn portion of any drawing facility) at any time in the Loan Period of less than NOK 50,000,000.-.

13.19 Non repayment pursuant to Clause 7.03

The Borrower has not repaid the Loan within six (6) months after such demand has been made by the Banks as provided for in Clause 7.03.

13.20 Demand under guarantees issued for Trico

A demand for payment is made under any guarantee executed or to be executed by the Borrower and/or the Guarantor in favour of financial creditors to Trico and/or subsidiaries.

13.21. Accelerations

The Agent may after consultation with the Banks, and on the instruction of the Banks shall, without prejudice to any of the Banks' other rights, at any time after the happening of an Event of Default by notice to the Borrower declare that

a) the obligation of the Banks to make the Loan available shall be terminated forthwith and/or

b) the Loan and all interest and cost accrued and all other sums payable under this Agreement and the Security Documents have become due and payable whereupon the same shall immediately or in accordance with such notice become due.

14. INDEMNITIES

14.01. Indemnities

The Borrower shall on demand indemnify each Bank and the Agent - without prejudice to any of their other rights under this Agreement - against any and all costs, expenses, outgoings, disagio and loss of Margin (the latter limited to the current Interest Period) which such Bank or the Agent shall certify as sustained or incurred by it as a consequence of

(i) any default in payment by the Borrower of any sum under this Agreement when due, or

(ii) the occurrence of any other Event of Default, or

(iii) any prepayment of the Loan or part thereof being made under Clause 8 or 11 otherwise than on an Interest Payment Date, or

(iv) any court judgement expressed in a currency other than NOK including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding its Contribution, or any part thereof or in liquidating or reemploying deposits from third parties acquired to effect or maintain its Contribution or any part thereof.

15. THE AGENT AND THE BANKS

15.01. Appointment and duties of the Agent

The Banks authorize the Agent (either through its employees or agents) to take such action on the Banks' behalf and to exercise such powers hereunder as are specifically delegated to the Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto. In performing its duties and functions hereunder, the Agent shall exercise the same care as it normally exercises in making and handling loans for its own account, but the Agent assumes no further responsibility and neither the Agent nor any of its officers, directors, employees or agents shall be liable to the Banks or any of them for any action taken or omitted to be taken hereunder or in connection with this Agreement, or the Loan unless caused by its or their gross negligence or wilful misconduct.

15.02. Change in loan documentation

Subject to clause 15.02,

a) the Agent may, with the consent of the Banks, amend, modify or otherwise vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provisions of this Agreement. Any such action so authorised and effected by the Agent shall be promptly notified to the Banks by the Agent and shall be binding on all the Banks.

b) except with the prior written consent of all the Banks, the Agent shall not have authority on behalf of the Banks, to agree to any amendment to this Agreement, which would (i) reduce the Margin, (ii) extend the due date or reduce the amount of any payment of principal, interest or other amount payable under this Agreement, (iii) change the currency in which any amount is payable under this Agreement, (iv) extend the Commitment Period, (v) change this clause 15.02, or (vi) make any changes in the Security Documents or security requirements evidenced by the Security Documents or the Agreement.

15.03. Responsibility

The Agent shall not be responsible to the Banks or any of them for the financial condition of the Borrower, its direct and/or indirect partners or for any statements, representations or warranties in this Agreement or any certificate or document delivered hereunder or for the validity, effectiveness, enforceability or sufficiency of this Agreement or of any certificate, report or other document executed or delivered hereunder.

15.04. Approval and appraisal

Each Bank has made and shall make its own independent investigation of the financial condition and the affairs of the Borrower in connection with the making and continuance of the Loan and has made and shall make its own appraisal of the creditworthiness of the Borrower.

15.05. Information

a) The Agent shall forward as soon as possible all substantial documents or notices received from the Borrower in accordance with this Agreement to the other Banks.

b) The Agent shall distribute with same day value to each of the Banks their due proportions of all sums received by the Agent on behalf of the Banks under this Agreement or any of the Security Documents. The Agent may retain for its own use and benefit (and shall not be liable to account to any of the Banks for all or any part of) any sums received by it by way of fees (and not payable to any Bank) or by way of reimbursement of expenses incurred by it.

c) Promptly to notify the Banks of the occurrence of any Event of Default.

d) Inform the Banks from time to time as required by the Banks the balance of the Pledged Account.

15.06. Default

The Agent shall not be required to make any enquiry as to the performance or observance by the Borrower of any of the terms, provisions or conditions of this Agreement nor the existence or possible existence of any Event of Default.

15.07. Reimbursement

Each Bank shall reimburse the Agent for the amount of such Bank's pro rata share of the charges and expenses incurred by the Agent in contemplation of, or in carrying out its duties under, or otherwise in connection with the enforcement of, or the preservation of any rights under this Agreement including the fees and expenses of legal or other professional advisers to the extent that such charges or expenses are not reimbursed by the Borrower.

15.08. Exoneration

The Agent shall have no responsibility (a) to the Borrower on account of the failure of each of the Banks to perform its obligations hereunder, or (b) to the Banks on account of the failure of the Borrower to perform their obligations hereunder.

15.09. Agent relationship

The Agent may, without liability to account, accept deposits from, lend money to and generally engage in any kind of banking or trust business with the Borrower or the Banks as if it were not the Agent.

15.10. Set-off

If any Bank at any time receives or recovers by set-off or otherwise any sum (in connection with this transaction) which it is obliged (or entitled) to apply payment of any amount due to it hereunder then such Bank shall be obliged to offer to each other Bank (through the Agent) such payment by way of adjustment as may be necessary to ensure that at all times each Bank receives the same proportion of principal, Interest and the fees due to under this Agreement as each other Bank.

16. REDISTRIBUTION OF PAYMENTS

16.01. Redistribution of payments

If at any time the proportion which any Bank has received or recovered of its portion of any sum due from the Borrower to the Banks hereunder is greater than the proportion thereof received or recovered by the Bank receiving the smallest proportion thereof, then,

(i) such Bank shall pay promptly to the Agent the excess amount, and

(ii) the Agent shall treat such payment as if it was a payment by the Borrower on account of the sum owed to the Banks as aforesaid, and

(iii) as between the Borrower and such Bank, the excess amount shall be treated as not having been paid.

17. FEES AND EXPENSES

17.01. Flat fee

The Borrower shall pay to the Banks a flat fee of NOK 375,000.- payable at Drawdown Date or such earlier date as requested by the Banks if the Loan is not drawn for any reason whatsoever.

17.02. Agent fee

The Borrower shall pay to the Agent a yearly agent fee of NOK 20,000.-. The agent fee is payable yearly in advance, the first time the 30 April 2000.

17.03. Costs and expenses

The Borrower shall pay to the Agent on behalf of the Banks on demand whether or not the loan is ever advanced hereunder all costs, expenses and disbursements (including, but not limited to legal fees and printing and publication expenses) incurred by the Banks in the negotiation, preparation and completion of this Agreement and the Security Documents and the maintenance, protection and enforcement of any of their rights hereunder.

18. AMENDMENTS AND WAIVERS

18.01. Procedure

This Agreement may only be amended or changed by a document in writing signed by the Borrower and the Agent.

18.02. Waivers

No delay or failure by the Agent on behalf of any Bank or the Banks in exercising any right or remedy shall be construed or take effect as a waiver or release of that right or remedy and the Banks shall always be entitled to exercise all their rights and remedies unless it shall have expressly waived them in writing.

19. MISCELLANEOUS

19.01. Partial illegality

If at any time any provisions hereof are or become illegal, invalid or unenforceable in any respect, under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof shall in any way be affected or impaired thereby.

19.02. Security Documents

The provisions of the Security Documents are an integrated part of this Agreement.

19.03. Inconsistency

In the event of any inconsistency between the provisions of this Agreement and the provisions of the Security Documents, the provisions of this Agreement shall prevail.

20. ASSIGNMENTS

20.01. Banks' assignment

The Banks may assign any of their rights under this Agreement in whole or in part to first class banks or financial institutions and the Borrower undertakes to execute such documents as may be required by the Banks to perfect any such assignment.

20.02. Borrower's assignment

The Borrower may not assign any of its rights or obligations under this Agreement.

21. LAW AND JURISDICTION

21.01. Law

This Agreement shall be governed by and construed in accordance with the Laws of Norway.

21.02. Jurisdiction

The Borrower and the Banks accept Bergen Town Court as non-exclusive venue, but this choice shall not prevent the Banks to enforce any of the Security Documents against the Vessels wherever it may be found.

22. NOTICES

22.01. Notices

Any notice to be given or any document to be delivered may be sent by telefax or by first class airmail to the addresses and faxnos. listed in the introduction to this Agreement or in Schedule 4 hereto.

* * *

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered the day and the year first above written.

SCHEDULE 1

FORM OF DRAWDOWN NOTICE

To: Den norske Bank ASA
Attn.: Loan Administration

RE: LOAN IN THE EQUIVALENT AMOUNT OF NOK 125,000,000.- GRANTED BY NEDSHIP BANK N.V. AND DEN NORSKE BANK ASA - LOAN AGREEMENT DATED APRIL 2000 (THE "LOAN AGREEMENT")

We refer to the above mentioned Loan Agreement and hereby:

1. confirm that we will irrevocably draw down the Loan on the ( ) April 2000.

2. select (or request) a first Interest Period of ( ) (months).

3. confirm that:

(i) no event or circumstance has occurred which constitutes, or which with the giving of notice or lapse of time or both would constitute an Event of Default under the Loan Agreement.

(ii) the representations and warranties contained in Clause 3 of the Loan Agreement are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date.

(        )

TRICO SHIPPING AS

...................................................

SCHEDULE 2

FORM OF RENEWAL NOTICE

To: Den norske Bank ASA
Attn.: Loan Administration

RE: LOAN IN THE EQUIVALENT AMOUNT OF NOK 125,000,000.- GRANTED BY NEDSHIP BANK N.V. AND DEN NORSKE BANK ASA - LOAN AGREEMENT DATED APRIL 2000 (THE "LOAN AGREEMENT")

We refer to the above mentioned Loan Agreement and hereby:

1. confirm that we will renew the said Loan again for value (date).

2. select or request an Interest Period of ( ) months.

3. confirm that:

(i) no event or circumstance has occurred which constitutes, or which with the giving of notice or lapse of time or both would constitute an Event of Default under the Loan Agreement.

(ii) the representation of warranties contained in Clause 3 of the Loan Agreement are true and correct at the date hereof as if made to respect of the facts and circumstances existing at such date.

(        )

TRICO SHIPPING AS

.......................................................

SCHEDULE 3

1. General/Corporate documents

a) a Company Certificate (firmaattest) in respect of the Borrower, and

b) a Company Certificate (firmaattest) in respect of the Guarantor, and

c) the articles of association in respect of the Borrower, and

d) the articles of association in respect of the Guarantor, and

e) resolutions of the Borrower evidencing the approval of this Agreement and the Security Documents, and

f) resolutions of the Guarantor evidencing the approval of the Guarantee and the Guarantor's Declaration.

2. Authorisations

a) all government, tax, monetary and other approvals referred to in Clause (       ).

3. Security Documents etc.

a1) the Chaser Mortgage duly executed by the Borrower together with evidence that the same has been registered against Chaser with first priority in the British Ship Register, and

a2) the River Mortgage duly executed by the Borrower together with evidence that the same has been registered against River with first priority in the Norwegian Ordinary Ship Register, and

b) the Chaser Deed of Covenants duly executed by the Borrower and the Agent on behalf of the Banks; and

c) the Declaration of Pledge duly executed by the Borrower, and

d) the Assignments of Insurances duly executed by the Borrower, and

e) the Guarantee duly executed by the Guarantor, and

f) the Guarantor's Declaration duly executed by the Guarantor.

g) a Co-ordination Agreement between the lenders in the Facility Agreement and the parties to this Agreement, in form and substance satisfactory to the Agent.

4. The Vessels

a) evidence that Chaser;

(i) is registered in the name of the Borrower in the British Ship Register, and

(ii) is classed in the manner described in Clause (       ) with Det Norske Veritas, and

(iii) is insured in accordance with Clause 12.05 of the Agreement, and that the Banks interest as mortgagees in the Vessels are duly noted with the respective insurance companies, and

(iv) complies with the ISM Code requirement set forth in Clause 12.11.

b) evidence that River;

(i) is registered in the name of the Borrower in the Norwegian Ordinary Ship Register, and

(ii) is classed in the manner described in Clause (       ) with Det Norske Veritas, and

(iii) is insured in accordance with Clause 12.05 of the Agreement, and that the Banks interest as mortgagees in the Vessels are duly noted with the respective insurance companies, and

(iv) complies with the ISM Code requirement set forth in Clause 12.11.

c) copy of the agreements entered into with the Manager.

5. The Negative Pledge Vessels

a) satisfactory evidence that there are none registered encumbrances on each of the Negative Pledge Vessels.

6. Financial conditions

a) satisfactory evidence that the Guarantor complies with Clause 13.16.

b) satisfactory evidence that the Guarantor complies with Clause 13.17.

c) satisfactory evidence that the Guarantor complies with Clause 13.18.

7. Legal opinions etc.

a) favourable legal opinions in favour of the Banks in respect of Norwegian law.

b) favourable legal opinions in favour of the Banks in respect of British law.

c) such other documents and evidence that the Agent on behalf of the Banks may require.

SCHEDULE 4

LIST OF BANKS AND COMMITMENTS

Name and address                                 Amount                                     Percentage

DEN NORSKE BANK ASA
P.O.Box 7100
5020 Bergen
Norway
Telephone No. +47 55 21 10 00
Telefax No. +47 55 21 19 24                    NOK 62,500,000.-                 50%

NEDSHIP BANK N.V.
acting through its Norwegian branch
Nedship Bank (Nordic)
P.O.Box 701 Sentrum
5807 Bergen
Norway
Telephone No. +47 55 30 94 00
Telefax No. +47 55 30 94 50                    NOK 62,500,000.-                50%

SCHEDULE 5

negative pledge vessels

Owner: Trico Shipping AS

Vessels:

NORTHERN MARINER
Built: 1986
Class: +1A1 Supply Vessel EO
Official No: 701187
Dwt: 2100

NORTHERN QUEEN
Built: 1982
Class: +1A1, SupplyVessel, SF, LFL*, EO
Official No: 705528
Dwt: 2972

NORTHERN SEA
Built: 1977
Class: +1A1 Supply Vessel
Official No: 377305
Dwt: 1914

NORTHERN SEEKER
Built: 1975
Class: +1A1 Supply Vessel
Official No: 399200
Dwt: 2081

NORTHERN VIKING
Built: 1976
Class: +1A1 EO
Official No: 709583
Dwt: 2215

SCHEDULE 6

- FORM OF COMPLIANCE CERTIFICATE
MINIMUM VALUE VESSELS

A = Sum first priority loan	NOK
B = Charter free value of mortgaged Vessels	NOK
Requirement B / A > 135%	==>	Compliance: Yes / No

VALUE ADJUSTED EQUITY TRICO SUPPLY GROUP

A = Book value of vessels	NOK
B = Charter free market value of vessels	NOK
C = Book equity	NOK
D = Book total liabilities	NOK
E = Value adjusted equity: C + (B - A)	NOK

F = Value adjusted equity ratio: E / (D + E )%
Requirement F > 25%	==>	Compliance: Yes / No

FREE LIQUIDITY TRICO SUPPLY GROUP

A = Cash and bank deposits	NOK
B = Bonds and stocks	NOK
C = Undrawn portions of drawing facilities	NOK

Requirement (A + B + C) > NOK 50.000.000	==>	Compliance: Yes / No

WORKING CAPITAL TRICO SUPPLY GROUP

A = Current assets
B = Short term liabilities excluding short term portion of long term debt

Requirement: A > B	==>	Compliance: Yes / No

---------------         -----------------------             -----------------------------
Date                     Trico Supply ASA             Trico Shipping AS

TRICO SHIPPING AS ___________________	p.p. DEN NORSKE BANK ASA ___________________
NEDSHIP BANK N.V. acting through its Norwegian branch Nedship Bank (Nordic) _________________
p.p. DEN NORSKE BANK ASA _________________ (as Agent)